Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2024 Results

Wakefield, MA—October 29, 2024—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the third quarter ended September 30, 2024.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the fourth quarter of 2024 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets.  We will seek to increase shareholder value by continuing to (1) pursue the sale of select properties when we believe that short to intermediate term valuation potential has been reached and (2) strive to increase occupancy through leasing of vacant space. We intend to use proceeds from property dispositions primarily for debt reductions.

During the third quarter of 2024, we leased a total of approximately 92,000 square feet of office space within our approximately 5.0 million square foot directly–owned property portfolio.

During the third quarter of 2024, we completed the sale of our last property in the Commonwealth of Virginia on July 8, 2024.  The property, located in Glen Allen and known as Innsbrook, sold for a gross selling price of $31 million. On July 10, 2024, we repaid approximately $25.3 million of our debt with a portion of the net proceeds of the Innsbrook disposition.

On October 23, 2024, we completed the sale of our last property in Atlanta, Georgia.  The property, known as Pershing Park Plaza, sold for a gross selling price of $34 million.  On October 25, 2024, we repaid approximately $27.4 million of our debt with a portion of the net proceeds from the Pershing Park Plaza disposition.  As of October 25, 2024, our total indebtedness was approximately $250.3 million, equivalent to approximately $52 per square foot on our remaining approximately 4.8 million square foot directly-owned property portfolio.

We look forward to the remainder of 2024 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net loss was $15.6 million and $44.2 million, or $0.15 and $0.43 per basic and diluted share for the three and nine months ended September 30, 2024, respectively.
●	Funds From Operations (FFO) was $2.7 million and $10.6 million, or $0.03 and $0.10 per basic and diluted share, for the three and nine months ended September 30, 2024, respectively.

Leasing Highlights

●	During the nine months ended September 30, 2024, we leased approximately 364,000 square feet, including 122,000 square feet of new leases.
●	Our directly-owned real estate portfolio of 15 owned properties, totaling approximately 5.0 million square feet, was approximately 70.4% leased as of September 30, 2024, compared to approximately 74.0% leased as of December 31, 2023. The decrease in the leased percentage is primarily a result of two property dispositions and lease expirations during the nine months ended September 30, 2024, which were partially offset by leasing completed during the nine months ended September 30, 2024 .
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the nine months ended September 30, 2024, was $29.94, or 10.9% higher than average rents in the respective properties for the year ended December 31, 2023. The average lease term on leases signed during the nine months ended September 30, 2024, was 5.4 years compared to 6.8 years during the year ended December 31, 2023. Overall, the portfolio weighted average rent per occupied square foot was $31.92 as of September 30, 2024, compared to $30.72 as of December 31, 2023.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential.

Investment Highlights

●	To reduce indebtedness, since December of 2020, FSP has selectively sold office properties when values and circumstances have warranted.
●	Since December of 2020, our dispositions have resulted in aggregate gross proceeds of approximately $1,077,000,000 and reflect an average sales price per square foot of approximately $211.
●	On July 8, 2024, we sold our last property in the Commonwealth of Virginia. The property was a low-rise office property located in Glen Allen (Greater Richmond) and known as Innsbrook. The property sold for a gross selling price of $31 million. On July 10, 2024, we used approximately $25.3 million of the net proceeds from the disposition to repay debt.
●	On October 23, 2024, we sold our last property in Atlanta, Georgia, known as Pershing Park Plaza. The property, an approximately 160,145 square foot office building, sold for a gross selling price of $34 million. On October 25, 2024, we used approximately $27.4 million of the net proceeds from the disposition to repay debt resulting in a reduction in total indebtedness to an aggregate of approximately $250.3 million, which reflects about $52 per square foot on the remaining approximately 4.8 million square foot directly owned portfolio.

Dividends

●	On October 4, 2024, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended September 30, 2024, of $0.01 per share of common stock that will be paid on November 7, 2024, to stockholders of record on October 18, 2024.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements.  On October 29, 2021, we agreed to amend and restate our existing loan to Monument Circle that is secured by a mortgage on real estate owned by Monument Circle, which we refer to as the Sponsored REIT Loan.  The amended and restated Sponsored REIT Loan extended the maturity date from December 6, 2022 to June 30, 2023 (and was further extended to September 30, 2023 on June 26, 2023), increased the aggregate principal amount of the loan from $21 million to $24 million, and included certain other modifications.  On September 26, 2023, the maturity date was extended to September 30, 2024 and on September 27, 2024, was further extended to September 30, 2025.  In consideration of our agreement to amend and restate the Sponsored REIT Loan, we obtained from the stockholders of Monument Circle the right to vote their shares in favor of any sale of the property owned by Monument Circle any time on or after January 1, 2023.  As a result of our obtaining this right to vote shares, GAAP variable interest entity (VIE) rules required us to consolidate Monument Circle as of January 1, 2023.  A gain on consolidation of approximately $0.4 million was recognized in the three months ended March 31, 2023.

Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments, and Recent Accounting Standards – Variable Interest Entities (VIEs)” and Note 2, “Related Party Transactions and Investments in Non-Consolidated Entities - Management fees and interest income from loans”, in the Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024.

Non-GAAP Financial Information

A reconciliation of Net income (loss) to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2024 Net Income (Loss), FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income (Loss), FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of September 30, 2024.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for October 30, 2024, at 11:00 a.m. (ET) to discuss the third quarter 2024 results. To access the call, please dial 888-440-4368 and use conference ID 5398803.  Internationally, the call may be accessed by dialing 646-960-0856 and using conference ID 5398803. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP is focused on long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to expectations for future potential leasing activity, expectations for future potential property dispositions, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, inflation rates, interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023

Revenue:
Rental	$29,662	$36,903	$91,705	$110,927
Other	20	—	32	9
Total revenue	29,682	36,903	91,737	110,936

Expenses:
Real estate operating expenses	11,574	12,797	33,620	37,627
Real estate taxes and insurance	5,512	7,115	17,175	21,257
Depreciation and amortization	10,911	13,408	34,018	42,780
General and administrative	3,275	3,265	11,069	10,849
Interest	6,585	6,209	20,513	18,099
Total expenses	37,857	42,794	116,395	130,612

Loss on extinguishment of debt	(477)	(39)	(614)	(106)
Gain on consolidation of Sponsored REIT	—	—	—	394
Loss on sale of properties and impairment of assets held for sale, net	(7,254)	(39,671)	(20,459)	(32,085)
Interest income	340	—	1,696	—
Loss before taxes	(15,566)	(45,601)	(44,035)	(51,473)
Tax expense	56	70	162	212
Net loss	$(15,622)	$(45,671)	$(44,197)	$(51,685)

Weighted average number of shares outstanding, basic and diluted	103,567	103,430	103,492	103,333

Net loss per share, basic and diluted	$(0.15)	$(0.44)	$(0.43)	$(0.50)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2024	2023
Assets:
Real estate assets:
Land	$105,298	$110,298
Buildings and improvements	1,090,551	1,133,971
Fixtures and equipment	10,776	12,904
	1,206,625	1,257,173
Less accumulated depreciation	369,276	366,349
Real estate assets, net	837,349	890,824
Acquired real estate leases, less accumulated amortization of $16,465 and $20,413, respectively	4,695	6,694
Assets held for sale	32,926	73,318
Cash, cash equivalents and restricted cash	42,375	127,880
Tenant rent receivables	1,349	2,191
Straight-line rent receivable	38,432	40,397
Prepaid expenses and other assets	3,243	4,239
Office computers and furniture, net of accumulated depreciation of $1,063 and $1,020, respectively	80	123
Deferred leasing commissions, net of accumulated amortization of $14,724 and $16,008, respectively	21,064	23,664
Total assets	$981,513	$1,169,330

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$—	$90,000
Term loans payable, less unamortized financing costs of $2,956 and $293, respectively	137,601	114,707
Series A & Series B Senior Notes, less unamortized financing costs of $1,585 and $329, respectively	135,545	199,670
Accounts payable and accrued expenses	32,821	41,879
Accrued compensation	3,193	3,644
Tenant security deposits	6,120	6,204
Lease liability	763	334
Acquired unfavorable real estate leases, less accumulated amortization of $310 and $396, respectively	51	87
Total liabilities	316,094	456,525

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,566,715 and 103,430,353 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,361	1,335,091
Accumulated other comprehensive income	—	355
Accumulated distributions in excess of accumulated earnings	(669,952)	(622,651)
Total stockholders’ equity	665,419	712,805
Total liabilities and stockholders’ equity	$981,513	$1,169,330

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Nine Months Ended
	September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(44,197)	$(51,685)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	36,284	44,705
Amortization of above and below market leases	(17)	(39)
Amortization of other comprehensive income into interest expense	(355)	(2,789)
Shares issued as compensation	270	315
Loss on extinguishment of debt	614	106
Gain on consolidation of Sponsored REIT	—	(394)
Loss on sale of properties and impairment of assets held for sale, net	20,459	32,085
Changes in operating assets and liabilities:
Tenant rent receivables	842	(653)
Straight-line rents	1,249	427
Lease acquisition costs	(660)	(903)
Prepaid expenses and other assets	314	(644)
Accounts payable and accrued expenses	(4,364)	(2,516)
Accrued compensation	(451)	(465)
Tenant security deposits	(84)	(79)
Payment of deferred leasing commissions	(3,168)	(5,926)
Net cash provided by operating activities	6,736	11,545
Cash flows from investing activities:
Property improvements, fixtures and equipment	(19,074)	(26,024)
Consolidation of Sponsored REIT	—	3,048
Proceeds received from sales of properties	62,909	37,062
Net cash provided by investing activities	43,835	14,086
Cash flows from financing activities:
Distributions to stockholders	(3,104)	(3,099)
Proceeds received from termination of interest rate swap	—	4,206
Borrowings under Bank note payable	—	67,000
Repayments of Bank note payable	(22,667)	(35,000)
Repayments of Term loans payable	(41,775)	(50,000)
Repayments of Series A&B Senior Notes	(62,870)	—
Deferred financing costs	(5,660)	(2,327)
Net cash used in financing activities	(136,076)	(19,220)
Net increase (decrease) in cash, cash equivalents and restricted cash	(85,505)	6,411
Cash, cash equivalents and restricted cash, beginning of year	127,880	6,632
Cash, cash equivalents and restricted cash, end of period	$42,375	$13,043

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2024	76,685	1.5%
2025	437,680	8.4%
2026	597,396	11.5%
2027	301,032	5.8%
2028	252,285	4.9%
Thereafter (2)	3,515,080	67.9%
	5,180,158	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,674,459 square feet of vacancies at our owned and consolidated properties as of September 30, 2024.

(dollars & square feet in 000's)	As of September 30, 2024
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$443,251	52.9%	2,140	41.3%
Texas	7	260,627	31.1%	1,909	36.9%
Georgia (a)	1	-	0.0%	160	3.1%
Minnesota	3	114,373	13.7%	757	14.6%
Indiana	1	19,098	2.3%	214	4.1%
Total	16	$837,349	100.0%	5,180	100.0%

(a) Includes one property that was classified as an asset held for sale as of September 30, 2024.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

				For the Nine
(in thousands)	For the Three Months Ended			Months Ended
	31-Mar-24	30-Jun-24	30-Sep-24	30-Sep-24
Tenant improvements	$2,619	$2,558	$4,444	$9,621
Deferred leasing costs	2,237	511	421	3,169
Non-investment capex	1,019	1,480	1,658	4,157
	$5,875	$4,549	$6,523	$16,947

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-23	30-Jun-23	30-Sep-23	31-Dec-23	31-Dec-23
Tenant improvements	$3,047	$4,381	$3,653	$5,295	$16,376
Deferred leasing costs	908	3,230	1,114	1,649	6,901
Non-investment capex	2,967	2,042	1,775	5,230	12,014
	$6,922	$9,653	$6,542	$12,174	$35,291

Square foot & leased percentages	September 30,	December 31,
	2024	2023
Owned Properties:
Number of properties (a)	15	17
Square feet	4,966,398	5,565,782
Leased percentage	70.4%	74.0%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	1	1
Square feet	213,760	213,760
Leased percentage	4.1%	4.1%

Total Owned and Consolidated Properties:
Number of properties	16	18
Square feet	5,180,158	5,779,542
Leased percentage	67.7%	71.5%

(a) Includes one property that was classified as an asset held for sale as of September 30, 2024 and two properties that were classified as assets held for sale as of December 31, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-24	Leased (2)	30-Sep-24	Leased (2)

1	PARK TEN	Houston, TX	157,609	82.1%	84.0%	82.1%	82.1%
2	PARK TEN PHASE II	Houston, TX	156,746	66.9%	85.6%	66.9%	66.9%
3	GREENWOOD PLAZA	Englewood, CO	196,236	65.0%	65.0%	65.0%	65.0%
4	ADDISON	Addison, TX	289,333	79.4%	79.4%	79.4%	79.4%
	INNSBROOK (3)	Glen Allen, VA	—	89.6%	89.9%	(3)	(3)
5	LIBERTY PLAZA	Addison, TX	217,841	75.9%	75.9%	75.9%	75.9%
6	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
7	121 SOUTH EIGHTH ST	Minneapolis, MN	297,541	77.6%	77.6%	72.4%	75.6%
8	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
9	LEGACY TENNYSON CTR	Plano, TX	209,562	53.1%	53.1%	51.0%	52.4%
10	WESTCHASE I & II	Houston, TX	629,025	66.5%	65.7%	68.8%	67.6%
11	1999 BROADWAY	Denver, CO	682,639	50.7%	51.0%	50.7%	50.7%
12	1001 17TH STREET	Denver, CO	649,400	76.5%	76.5%	76.5%	76.5%
13	PLAZA SEVEN	Minneapolis, MN	330,096	61.6%	61.6%	53.8%	55.0%
14	PERSHING PLAZA (4)	Atlanta, GA	160,145	79.8%	79.8%	79.8%	79.8%
15	600 17TH STREET	Denver, CO	612,135	78.8%	78.8%	76.7%	77.1%
	OWNED PORTFOLIO		4,966,398	72.3%	72.9%	70.4%	70.6%

16	MONUMENT CIRCLE (5)	Indianapolis, IN	213,760	4.1%	4.1%	4.1%	4.1%
	OWNED & CONSOLIDATED PORTFOLIO		5,180,158	69.7%	70.2%	67.7%	67.9%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Property was sold on July 8, 2024.
(4)	Property was classified as an asset held for sale as of September 30, 2024.
(5)	Consolidated property as of January 1, 2023, which was previously a managed property.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned and Consolidated Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned and consolidated portfolio based on total square feet:

As of September 30, 2024

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	4.8%
2	EOG Resources, Inc.	169,167	3.3%
3	US Government	168,573	3.2%
4	Kaiser Foundation Health Plan, Inc.	120,979	2.3%
5	Swift, Currie, McGhee & Hiers, LLP	101,296	2.0%
6	Deluxe Corporation	98,922	1.9%
7	Ping Identity Corp.	89,856	1.7%
8	Permian Resources Operating, LLC	67,856	1.3%
9	Hall and Evans LLC	65,878	1.3%
10	Cyxtera Management, Inc.	61,826	1.2%
11	Precision Drilling (US) Corporation	59,569	1.1%
12	PwC US Group	54,334	1.1%
13	Olin Corporation	54,080	1.0%
14	Coresite, LLC	49,518	1.0%
15	Schwegman, Lundberg & Woessner, P.A.	46,269	0.9%
16	Invenergy, LLC.	42,505	0.8%
17	Ark-La-Tex Financial Services, LLC.	41,011	0.8%
18	Chevron U.S.A., Inc.	35,088	0.7%
19	Caerus Operating, LLC.	34,063	0.7%
20	CarOffer, LLC.	30,913	0.6%
	Total	1,640,102	31.7%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income (loss) to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Loss to FFO and AFFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2024	2023	2024	2023

Net loss	$(15,622)	$(45,671)	$(44,197)	$(51,685)
Gain on consolidation of Sponsored REIT	—	—	—	(394)
Loss on sale of properties and impairment of asset held for sale, net	7,254	39,671	20,459	32,085
Depreciation & amortization	10,907	13,400	34,002	42,742
NAREIT FFO	2,539	7,400	10,264	22,748
Lease Acquisition costs	126	109	315	278
Funds From Operations (FFO)	$2,665	$7,509	$10,579	$23,026

Funds From Operations (FFO)	$2,665	$7,509	$10,579	$23,026
Loss on extinguishment of debt	477	39	614	106
Amortization of deferred financing costs	767	665	2,265	1,926
Shares issued as compensation	—	—	270	315
Straight-line rent	785	106	1,249	428
Tenant improvements	(4,444)	(3,653)	(9,621)	(11,081)
Leasing commissions	(421)	(1,114)	(3,169)	(5,252)
Non-investment capex	(1,658)	(1,775)	(4,157)	(6,784)
Adjusted Funds From Operations (AFFO)	$(1,829)	$1,777	$(1,970)	$2,684

Per Share Data
EPS	$(0.15)	$(0.44)	$(0.43)	$(0.50)
FFO	$0.03	$0.07	$0.10	$0.22
AFFO	$(0.02)	$0.02	$(0.02)	$0.03

Weighted average shares (basic and diluted)	103,567	103,430	103,492	103,333

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Sep-24	30-Jun-24	(Dec)	Change
Region
MidWest	757	1,278	1,665	(387)	(23.2)%
South	2,069	5,087	5,241	(154)	(2.9)%
West	2,140	6,037	6,224	(187)	(3.0)%
Property NOI* from Owned Properties	4,966	12,402	13,130	(728)	(5.5)%
Disposition and Acquisition Properties (a)	214	(19)	618	(637)	(4.4)%
NOI*	5,180	$12,383	$13,748	$(1,365)	(9.9)%

Sequential Same Store		$12,402	$13,130	$(728)	(5.5)%

Less Nonrecurring
Items in NOI* (b)		78	255	(177)	1.2%

Comparative
Sequential Same Store		$12,324	$12,875	$(551)	(4.3)%

Reconciliation to	Three Months Ended	Three Months Ended
Net loss	30-Sep-24	30-Jun-24
Net loss	$(15,622)	$(21,023)
Add (deduct):
Loss on extinguishment of debt	477	—
Loss on sale of properties and impairment of assets held for sale, net	7,254	13,200
Management fee income	(422)	(443)
Depreciation and amortization	10,911	11,482
Amortization of above/below market leases	(5)	(6)
General and administrative	3,275	3,635
Interest expense	6,585	7,082
Interest income	(340)	(348)
Non-property specific items, net	270	169

NOI*	$12,383	$13,748

(a)	We define Disposition and Acquisition Properties as properties that were sold acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.